UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2017
 NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2017, Noodles & Company (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Brad West, 60, as Executive Vice President of Operations of the Company, effective September 10, 2017. Mr. West will be responsible for leading the Company’s day-to-day restaurant operations. He will report directly to Chief Executive Officer Dave Boennighausen. The Company’s press release announcing Mr. West’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.

In connection with his appointment as Executive Vice President of Operations, the Company entered into an offer letter with Mr. West, dated August 20, 2017 (the “Offer Letter”). The Offer Letter provides that Mr. West will receive the following compensation and benefits as Executive Vice President of Operations: (i) an annual base salary of $225,000; (ii) an annual bonus opportunity with a target amount equal to 40% of Mr. West’s base salary, pro-rated for the fiscal 2017 year, with the actual bonus amount based upon achievement of Company and individual performance targets; and (iii) an equity grant under the Company’s Equity Incentive Plan. Mr. West is further entitled to the standard benefits available to the Company’s executives generally, including health insurance, life and disability coverage and the option to participate in the Company’s 401(k) Savings Plan. Pursuant to the Offer Letter, he will also have access to corporate housing near the Company’s headquarters and use of a company-provided car while in Colorado. Either Mr. West or the Company may terminate Mr. West’s employment at any time for any reason.

Mr. West is joining the Company with an extensive background in operations in the restaurant industry over the past 40 years. He most recently served as Vice President, Operations of Smoothie King Franchisees, Inc. Prior that role, we was Chief Operating Officer of ACG Pizza Partners LLC, and he had earlier spent 16 years at Einstein Noah Restaurant Group, Inc., most recently as Senior Vice President, Non-Traditional Business, where he was responsible for the operations, development and growth of over 250 Einstein Bros. Bagels license locations.

There are no family relationships between Mr. West and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
99.1	Noodles & Company Press Release, dated September 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Executive Officer

DATE: September 6, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Noodles & Company Press Release, dated September 6, 2017